                                                                  EXHIBIT 99.a.2

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AMERICAN CENTURY MUNICIPAL TRUST

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 30th day of June, 2005.

     WHEREAS,  on March 26,  2004,  the Board of Trustees  of  American  Century
Municipal  Trust (the  "Trust")  amended and restated the Trust's  Agreement and
Declaration of Trust (the "Declaration of Trust");

     WHEREAS,  the Trustees have  determined that it is in the best interests of the Trust to create two new  classes of the  Tax-Free  Bond Fund  Series,  to be designated as the Advisor Class and R Class; and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the  Declaration  of Trust to reflect the addition of the Institutional Class to the International Bond Fund Series.

     NOW,  THEREFORE,  BE IT RESOLVED,  that the  Declaration of Trust is hereby amended,  as of June 30, 2005, by deleting the text of Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS WHEREOF, a majority the Trustees do hereto set their hands.

/s/ Kenneth E. Scott                        /s/ Ronald J. Gilson
------------------------------------        ------------------------------------
Kenneth E. Scott                            Ronald J. Gilson

/s/ Kathryn A. Hall                         /s/ William M. Lyons
------------------------------------        -----------------------------------
Kathryn A. Hall                             William M. Lyons

/s/ John B. Shoven                          /s/ Jeanne D. Wohlers
------------------------------------        -----------------------------------
John B. Shoven                              Jeanne D. Wohlers

/s/ Antonio Canova                          /s/ John Freidenrich
------------------------------------        -----------------------------------
Antonio Canova                              John Freidenrich

/s/ Myron S. Scholes
------------------------------------
Myron S. Scholes

                                   SCHEDULE A

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

 Series                                    Class        Date of Establishment
 ------                                    -----        ---------------------

 Tax-Free Money Market Fund            Investor Class         07/31/1984

 Tax-Free Bond Fund                    Investor Class         07/31/1984
                                       Institutional Class    12/17/2002
                                       Advisor Class          06/30/2005
                                       R Class                06/30/2005

 High-Yield Municipal Fund             Investor Class         12/15/1997
                                       A Class                05/08/2002
                                       B Class                05/08/2002
                                       C Class                05/01/2001
                                       C Class II             05/08/2002

 Florida Municipal Money Market Fund   Investor Class         04/11/1994

 Florida Municipal Bond Fund           Investor Class         04/11/1994
                                       A Class                02/27/2004
                                       B Class                02/27/2004
                                       C Class                02/27/2004

 Arizona Municipal Bond Fund           Investor Class         04/11/1994
                                       A Class                02/27/2004
                                       B Class                02/27/2004
                                       C Class                02/27/2004

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.